Exhibit (p)1.4


                         ARK ASSET MANAGEMENT CO., INC.

                                 CODE OF ETHICS

                                 January 1, 2003



I.       Statement of General Principles

         Ark Asset Management Co., Inc. ("Ark" or the "Firm") holds its employees to a high standard of integrity and business practice. In serving its clients, the Firm strives to avoid conflicts of interest or the appearance of conflicts in connection with the securities transactions of the Firm and its employees. This Code of Ethics (the "Code") is intended to serve as a guide to administering and overseeing procedures relating to the personal trading practices of the Firm's personnel (and certain entities in which such persons have an interest) in accordance with the Investment Advisers Act of 1940 ("Advisers Act") and the Investment Company Act of 1940 ("1940 Act") as each relates to the Firm's investment advisory business.

         Ark is an investment adviser registered under the Advisers Act and provides investment advice to its clients, which include corporate and multi-employer pension plans, charitable trusts and foundations, corporations, investment companies registered under the 1940 Act and others. Consistent with Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act, Ark has adopted this Code of Ethics which contains provisions reasonably necessary to prevent the Firm's employees from engaging in any act, practice or course of business that would defraud or mislead any of its clients, or that would constitute a manipulative practice.

II.      Applicability

         This Code of Ethics applies to all employees of Ark, as well as to Ark's directors and officers, and as set forth herein, to certain entities in which such persons have a "beneficial interest" (as defined below). For purposes of this Code the term "employee" includes, but is not limited to, persons who, in the course of their regular functions or duties, participate in the process of purchasing or selling securities, or participate in making recommendations or obtaining information with respect to the purchase or sale of securities, on behalf of any of the Firm's clients, including investment companies. A
Compliance Officer shall mean Lauri London, S. Jay Mermelstein, or their designee(s).

III.      Definitions

          A. An "approved trade" is a trade for which an employee has received prior approval pursuant to the procedures described in this Code.

          B. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and/or, with respect to the person making the recommendation, when such person considers making the recommendation.[1]

          C. For purposes of the Code, an employee will be deemed to have a "beneficial interest" in a security or in an account in which the employee, his or her spouse, minor child or relative who shares the same household as the employee has a direct or indirect economic or pecuniary interest, and/or any account over which the employee exercises trading discretion or otherwise exercises control (collectively, an "Investment Account").

          D. A "Firm trade" is a transaction in a security in which the Firm has entered orders for one or more clients, for NorthStar (defined herein) or for the Ark Asset Management Co., Inc. Retirement Plan (the "Plan").

          E. "Security" means any stocks, bonds, notes, debentures and any interest commonly known as a security, including options, warrants and rights to purchase or sell securities, and options on and futures contracts for securities and securities indices, and any private placement or initial public offering, other than those securities set forth in Section VI.A.1. If an employee is not certain whether a particular security falls within this Section or Section VI.A.1., that employee should consult with a Compliance Officer.

          F. "Initial public offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          G. "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

--------
1 Subject to Section V.H., the mere issuance of a research report shall not mean a security is "being considered for purchase or sale."

          H. "Access Person" means any director or officer of the Firm and any employee who, in connection with his or her regular duties or functions, makes, participates in, obtains information regarding, or whose functions relate to the making of any recommendation with respect to, the purchase or sale of a security on behalf of a registered investment company.

IV.       Standards of Conduct

          A. Investment-related information learned by an employee during the course of carrying out Firm-related duties or in communications between Firm employees is to be kept confidential until or unless publicly available. Such information may include, but is not limited to, portfolio-related research activity, brokerage orders being placed on behalf of a client, and recommendations to purchase or sell specific securities.

          B. Employees may not take or omit to take an action on behalf of a Firm's client or intentionally induce a Firm's client to take action for the purpose of achieving a personal benefit.

          C. Employees may not use actual knowledge of a client's transactions to profit by the market effect of the client's transaction.

          D. Employees will not take unique investment opportunities which should be made in the Firm's clients' accounts for their Investment Accounts.

V.       Restrictions on Personal Investment and Related Activities

          A. Opening an Account. Each employee who wishes to establish a securities account, including an Investment Account, must notify and obtain approval from a Compliance Officer prior to opening such account.

          B. General Trading Prohibitions. In general, an employee trade of a Security for an Investment Account will not be approved when (i) that Security is being considered for purchase or sale or is otherwise subject to an outstanding order, (ii) a Firm trade is being made or will be made in that Security that day, or (iii) during the three business days following a Firm trade in that Security. In addition, if the Ark Trading Desk otherwise anticipates trading in that Security, the trade may be denied. Except as may be set forth in Section VI, the Firm's policy is that no employee may buy or sell a Security which is part of an initial public offering for an Investment Account.

          C. Securities Requiring Notice and Approval. Each employee who wishes to trade Securities in an Investment Account (other than as described in V.D. and VI.A. herein) must notify and obtain prior approval from one of the Firm's Compliance Officers prior to effecting the trade. Examples of Securities subject to approval requirements include closed-end funds, common stocks, preferred stocks and exchange-traded funds, such as S&P Depositary Receipts (SPDRs) and NASD 100 Trust Unit Series 1 (QQQs, or Qubes) and private placements, such as hedge funds, limited partnerships and restricted stock.

          D. Securities Requiring Notice, but not Approval. Each employee who wishes to purchase Securities issued by any state or local government must notify one of the Firm's Compliance Officers prior to making the purchase. Although notice is required, approval need not be obtained prior to effecting a purchase of these types of Securities (unless required by a Compliance Officer).

          E.   Giving Notice and Obtaining Approvals.

               1. Approval is to be requested by submitting a form (in the form of Exhibit A attached hereto) entitled Notice/Approval Form for Employee's Personal Account ("Notice/Approval Form") to a Compliance Officer and then to the Firm's Trading Desk. A Compliance Officer will initial or sign the Notice/Approval Form, evidencing approval of the transaction. Employees should submit applicable offering memoranda for any Private Placement to be approved.

               2. Approvals will be granted at the discretion of a Compliance Officer and then must also be approved by the Trading Desk. If a Compliance Officer approves the trade, the Trading Desk will review the trade, prior to its execution, by reviewing completed and outstanding orders. The Trading Desk will not approve a trade in a Security if that Security (i) has been traded that day or (ii) is subject to any outstanding orders, unless a Compliance Officer is aware of such trades or outstanding orders and decides to approve the trade. If any trade subject to a prohibition in this Code is approved, a Compliance Officer will document the reason an exception to the Code was made.

               3.   All trading  approvals  must be submitted to the  Compliance
                    Officer on the date of the proposed trade. A trading approval is effective for one business day only, unless explicitly provided for otherwise or extended in writing by a Compliance Officer. If employees do not effect trades by the close of business on the same day approval is received, they must obtain approval again, if they wish to trade that Security on a later date.

               4. If notice is required, but not approval, notice will be deemed given by submitting a Notice/Approval Form to a Compliance Officer, who will review and initial or sign the Form as appropriate.

          F. Firm Trade Occurring after Approved Employee Trade. If the Firm enters an order for a security within 72 hours after an employee has effected an approved trade, a Compliance Officer will discuss the trade with the employee and document the employee's reason for making the trade. Depending on the circumstances, a Compliance Officer may, for example:

               1. Break the trade (a) if it appears that the employee may have had advance information concerning the Firm's trade, or (b) to avoid the appearance of impropriety; or

               2. Allow the trade if circumstances justify such action. If this option is exercised, a Compliance Officer will write an explanatory memo to the Firm's files.

          G. Post-Trade Monitoring and Recordkeeping. Pursuant to Section VII. B., for all Investment Accounts, each employee shall authorize duplicate confirmations and monthly statements to be sent to a Compliance Officer. After trading approval of each transaction under this Section, a Compliance Officer shall cross-reference all confirmations received with respect to the applicable Security transaction(s) for which a trading approval was given. Copies of all duplicate confirmations and statements and Notice/Approval Forms as well as other records and reports pursuant to the Code (defined in Section VII.), shall be kept by the Firm for each employee. A Compliance Officer shall review such records at least annually to determine if there are any trading patterns or series of transactions which may indicate possible violations of the Code.

          H. Trading by Research Analysts. Subject to Section VI., the Firm's research analysts and portfolio managers may not trade, for any account or accounts in which they have a beneficial interest, in any security they are considering recommending for a Firm Trade. A Compliance Officer may grant exceptions in advance of trades as deemed appropriate pursuant to this Code.

          I. Outside Directorships. Firm employees may not serve on the boards of directors of publicly traded companies unless (i) the Firm's board of directors grants prior authorization, and (ii) a mechanism such as a "Chinese Wall" is put into place and maintained for the purpose of preventing the flow of information from the employee serving on the board to the employees making investment decisions on behalf of the Firm's clients.

          J. Holding Period. Firm employees must hold securities which are subject to the Code for at least five (5) business days unless otherwise approved by a Compliance Officer.

VI.       Exceptions and Special Provisions

          A.   The provisions of Section V. and VII. C. are not applicable to:

               1. Purchases or sales of securities issued by the Government of the United States, instrumentality or agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments, registered unit investment trusts (UITs) that are not exchange-traded and shares of registered open-end investment companies (mutual funds).

               2. Purchases or sales of securities which are non-volitional on the part of either the employee or the Firm client.

               3.   Purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan.

               4. Purchases effected pursuant to the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and the subsequent sale of those rights.

          B. The Firm manages five NorthStar funds ("NorthStar"), two of which are offered to employees. The following special provisions apply to an employee's interest in NorthStar, the Plan, and other investment funds or entities in which an employee of Ark may be deemed to have a beneficial interest as well as be responsible for such entities' trading decisions, or have knowledge of such entities' securities positions or be deemed to control such entity, as set forth below:

               1. Because of the nature of the Plan, purchases and sales by the Plan shall not be subject to the Code except as Firm Trades and as otherwise set forth herein. Employees of Ark that invest in NorthStar will be deemed to have a beneficial interest in NorthStar. Except as otherwise provided for in the Code, purchases or sales of interests in NorthStar will not be subject to the pre-approval requirements of Section V, but any employee who has an interest in NorthStar should report NorthStar and his interest therein, pursuant to
                    Section VII as an Investment Account subject to the Code. For purposes of the Code, employees making trading decisions on behalf of NorthStar are "Access Persons" under the Code. Purchases and sales for all five NorthStar Funds will be aggregated, or bunched at all times.

               2. A Compliance Officer will periodically review all transactions of NorthStar and the Plan. The personal trading done by employees making trading decisions on behalf of NorthStar (other than with respect to NorthStar) is fully subject to the Code.

               3. Purchases or sales of securities made by an employee who makes trading decisions on behalf on an entity in which he or she has a beneficial interest, or who has prior knowledge of the trading decisions and/or securities positions of such entity, or who may be deemed to control such entity (other than NorthStar) shall be subject to the Code and exceptions to the Code, if any, will be evaluated and made by a Compliance Officer on a case-by-case basis.

               4. Notwithstanding anything to the contrary contained herein, any investment by NorthStar in a limited offering must be pre-approved by a Compliance Officer, as set forth in the Code, prior to such investment being acquired.

               5. Because of certain carve-out provisions under applicable rules of the National Association of Securities Dealers, Inc. governing initial public offerings, and the nature of the Firm employees who will be investing in NorthStar, purchases and sales of securities in an initial public offering by NorthStar are not subject to the Code because no employee or Access Person of the Firm will be deemed to acquire a direct or indirect beneficial ownership in a security in an initial public offering.

          C. A Compliance Officer may exercise discretion to approve a trade and/or make an exception to this Code if, for example, it appears that:

               1.   The potential harm to the Firm's clients is remote;

               2. The trade is unlikely to affect large capitalization stock or a highly institutionalized market;

               3. The trade is clearly not related economically to securities to be purchased, sold or held by any of the Firm's clients; and/or

               4. At the discretion of a Compliance Officer, a Firm trade is being made in a security only to size-up or size-down an account (due to deposits and/or withdrawals), if such a trade is deemed immaterial considering all relevant facts.

          VII. Reporting

               A. Upon being hired by the Firm, each employee must submit to a Compliance Officer (i) an acknowledgment regarding their understanding of and intent to comply with the Code, (ii) a list of all securities accounts in which the employee has a beneficial interest (i.e., Investment Accounts) and (iii) a representation that the employee will request that duplicate statements and confirmations be sent to Ark's General Counsel with regard to such accounts. All Access Persons must also provide within ten days of either becoming an Access Person or joining the Firm, current statements providing an initial list of all securities holdings in which the Access Person has a beneficial interest. The acknowledgment form for new employees, the initial holdings report for Access Persons and a form letter to be completed and signed by the new employee during their orientation session with Ark's Human Resources Department are attached as Exhibit B hereto.

               B. For each Investment Account, an employee must arrange with the broker-dealer or custodian to have duplicate confirmations and statements sent to a Compliance Officer. Exhibit B, page 3 is a form of letter which may be used for such purpose.

               C.   On  an  annual  basis,   each  employee  must  submit  to  a
                    Compliance Officer an "Annual Acknowledgment Form", in the Form of Exhibit C hereto. The Annual Acknowledgment Form includes representations by the employee regarding compliance with the Code in the previous year, intent to comply in the current year, provides for the reporting of any exceptions and requires each employee to list his or her Investment Accounts (Exhibit C, pages 1 and 2). All Access Persons must also submit an annual holdings report by January 31 of each year to reflect all securities holdings as of December 31 of the prior year (Exhibit C, page 3).

               D. As described in Section V, employees will report on each Securities transaction by submitting their Notice/Approval Form(s) to a Compliance Officer.

               E. Any report, confirmation or statement submitted pursuant to this Section is not to be construed as an admission of beneficial interest in the security or account to which the item relates.

               F. A Compliance Officer will notify each Access Person that such person is considered an Access Person under the Code and of their reporting obligations under the Code.

       VIII.   Sanctions

               A. In the event of a failure by any employee to comply with the provisions of this Code or of applicable securities laws, the General Counsel and/or the Chief Operating Officer may impose, or recommend that the Firm's board of directors or other officers impose appropriate sanctions, including, among other things, disgorgement to a charity chosen by Ark of any profits obtained from violations of the Code and/or dismissal.

               B. Consistent with the statement of the Securities and Exchange Commission in connection with its adoption of Rule 17j-1 under the 1940 Act, violations of this Code are not to be construed as per se violations of the law.

                                    EXHIBIT A
                              NOTICE/ APPROVAL FORM
                       FOR ARK EMPLOYEE'S PERSONAL ACCOUNT


                              Buy  [ ]                     Sell  [ ]


                          Shares of                         at
---------------                     -----------------------    --------------
(Amount)                            (Name of Issue/ Ticker)    (Price)

For the following account:


Name of Account:
                  --------------------------------------------------------------


Brokerage Firm:
                  --------------------------------------------------------------


Account Number:
                 ---------------------------------------------------------------


If selling, please indicate date the security was purchased if purchased within the last thirty days: _______________


My signature below attests that in placing this order I am not seeking to capitalize upon or take personal advantage of any investment recommendations, decisions or programs of Ark Asset Management Co., Inc., and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by Ark Asset Management Co., Inc. I have not received what might be material non-public information on this stock.



------------------------------------        ---------------------
Name (Print):                               Date


For Compliance Officer Only:

Reviewed by:____________________    Date:____________

                                    EXHIBIT B

                                   PAGE 1 OF 4

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                      ACKNOWLEDGMENT FORM FOR NEW EMPLOYEES


     1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

     2. I represent that I will comply with the Code at all times during the current calendar year, subsequent to the date hereof.

     3. I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed pursuant to the Code. I will authorize duplicate statements and confirmations with respect to my Investment Accounts to be sent to a Compliance Officer. I have forwarded the attached letter to all appropriate parties to authorize such reporting.

     4.   All Investment Accounts are listed below.

     5. If I open any new Investment Accounts in the future, I will notify the Firm and I will authorize duplicate statements and confirmations with respect to such account to be sent to the Firm.

Name (print):
             ---------------------------------------------


Position:
            ---------------------------------------------


Signature:
            ---------------------------------------------

Date:
            ---------------------------------------------

                                    EXHIBIT B

                                   PAGE 2 OF 4


List of all Investment Accounts, as of the date below.

(Attach additional sheets, if necessary)

Name of Employee:___________________________________ Date: __________________

CHECK BOX IF YOU HAVE NO INVESTMENT ACCOUNTS ?

Account Title:
                      --------------------------------------------

Broker Dealer:
                      --------------------------------------------

Account Number:
                      --------------------------------------------
Date Established:
                      --------------------------------------------

Account Title:
                      --------------------------------------------

Broker Dealer:
                      --------------------------------------------

Account Number:
                      --------------------------------------------
Date Established:
                      --------------------------------------------

Account Title:
                      --------------------------------------------

Broker Dealer:
                      --------------------------------------------

Account Number:
                      --------------------------------------------
Date Established:
                      --------------------------------------------

                                    EXHIBIT B
                                   PAGE 3 OF 4

                             INITIAL HOLDINGS REPORT
                             FOR ALL ACCESS PERSONS

List of all securities in which Access Person has a beneficial interest, as of the date below.

(Attach additional sheets, if necessary)

Name of Access Person:___________________________________     Date:  __________

*Include principal amount for fixed income securities

       Security                             _______________________________

       Number of Shares                     _______________________________




       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________



       Security                             _______________________________

       Number of Shares                     _______________________________

                                    EXHIBIT B

                                   PAGE 4 OF 4


Name of Contact
                 ------------------------------------

Name of Firm
              ---------------------------------------

Address/Fax Number
                    ---------------------------------

This letter shall provide authorization for you to send duplicate account statements and duplicate trade confirmations for all activity in the accounts below to:

                                    Ark Asset Management Co., Inc.
                                    125 Broad Street
                                    New York, NY 10004
                                    Attention : General Counsel

Sincerely,

---------------------------------
Name:
                                                             -------------------
                                                             Name of Account

                                                             -------------------
                                                             Account Number

                                                             -------------------
                                                             Name of Account

                                                             -------------------
                                                             Account Number

                                                             -------------------
                                                             Name of Account

                                                             -------------------
                                                             Account Number

                                    EXHIBIT C
                                   PAGE 1 OF 3

                         ARK ASSET MANAGEMENT CO., INC.
                                 CODE OF ETHICS

                           ANNUAL ACKNOWLEDGMENT FORM

Unless otherwise noted below:

1. I certify that I have read and am familiar with Ark Asset Management Co., Inc.'s (the "Firm's") Code of Ethics (the "Code").

2. I represent that I have complied with the Code at all times during the previous calendar year and will comply with the Code during the current calendar year.

3. I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed pursuant to the Code.

4. I have, during the previous calendar year, disclosed and confirmed all Investment Accounts, including any and all accounts over which I exercise trading discretion or otherwise control, and reported all securities transactions required to be reported under the Code. A list of such Investment Accounts is attached hereto.

5. If I opened any new Investment Accounts during the previous year, I notified the Firm and I authorized duplicate statements, confirmations and monthly statements with respect to such Investment Account to be sent to the Firm.


Name (print):
            -------------------

Position:
           -------------------

Signature:
           -------------------

Date:
           -------------------

Exceptions:

Item Number                Explanation

                                    EXHIBIT C
                                   PAGE 2 OF 3




List of all Investment Accounts, as of the date below.

(Attach additional sheets, if necessary)

Name of Employee:___________________________________ Date:  12/31/02


Account Title:
                      -------------------------------------------------

Broker Dealer:
                      -------------------------------------------------

Account Number:
                      --------------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                      -------------------------------------------------

Account Number:
                      -------------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                      -------------------------------------------------

Account Number:
                      -------------------------------------------------

Account Title:
                      -------------------------------------------------

Broker Dealer:
                      -------------------------------------------------

Account Number:
                      -------------------------------------------------

                                    EXHIBIT C
                                   PAGE 3 OF 3

                             ANNUAL HOLDINGS REPORT
                             FOR ALL ACCESS PERSONS


List of all securities in which Access Person has a beneficial interest, as of the date below.

(Attach additional sheets, if necessary)

Name of Access Person:___________________________________     Date:  12/31/02


*Include principal amount for fixed income securities

CHECK BOX IF YOU HAVE NO SECURITIES TO REPORT ?

       Security                             _______________________________

       Number of Shares                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________


       Security                             _______________________________

       Number of Shares                     _______________________________